Exhibit 99.1

Broadcom Inc. Completes Acquisition of CA Technologies

SAN JOSE, Calif., Nov. 5, 2018 — Broadcom Inc. (NASDAQ: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today announced that it has completed its acquisition of CA Technologies (NASDAQ: CA) (“CA”).

CA’s common stock will now cease to be traded on the NASDAQ and CA will operate as a wholly owned subsidiary of Broadcom.

“Today, we are pleased to complete this transaction, which strengthens Broadcom’s position as a leading provider of semiconductor and infrastructure software solutions and enables us to better serve our customers,” said Hock Tan, President and Chief Executive Officer of Broadcom. “Broadcom has a track record of successfully integrating and growing the businesses we acquire. We believe this transaction will enable us to offer customers a leading portfolio of best-in-class solutions across a diverse set of technologies. We intend to invest in and grow the CA business to further enhance its capabilities in mission-critical infrastructure software solutions.”

Tan continued, “We are excited to announce that in connection with the completion of the CA transaction, Greg Lotko, previously at CA, has joined Broadcom as SVP & General Manager of the Mainframe Division and Ashok Reddy, previously at CA, has joined Broadcom as SVP & General Manager of the Enterprise Software Division. We would also like to welcome the outstanding team of employees at CA to the Broadcom family.”

Mainframes remain the backbone of the enterprise-computing environment, running mission-critical applications. It is estimated that mainframes process approximately 30 billion transactions per day and $7 trillion of credit card payments annually.1 Given the importance of mainframes to large enterprises, Broadcom believes the acquisition of CA provides a strong and stable market opportunity for the company.

CA’s Enterprise Software solutions link everything from mobile to mainframe, integrating systems of record, providing AI-driven systems to deliver business agility with quality, security, and compliance. Enterprise Software solutions for both private and public cloud consists of Project Portfolio Management, Agile Planning and Requirements, Automation, API Management, Continuous Testing, Security, and AIOps. The Total Addressable Market (TAM) for these solutions continues to grow and Broadcom believes there are significant future opportunities in this market.

About Broadcom Inc.

Broadcom Inc. (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, software, broadband, wireless, storage and industrial. For more information, go to www.broadcom.com.

[1]	Source – IBM and other third party sources.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements regarding the expected benefits and costs of the transaction, management plans relating to the transaction, and statements that address our expected future business and financial performance and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, our management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of our and our management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with:    our acquisition of CA, including (1) potential difficulties in employee retention, (2) unexpected costs, charges or expenses, and (3) our ability to successfully integrate CA’s business and achieve the anticipated benefits of the transaction; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; any other acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the additional significant indebtedness that we have incurred in connection with the CA transaction and the need to generate sufficient cash flows to service and repay such debt; dependence on a small number of markets and the rate of growth in these markets; dependence on and risks associated with distributors of our products; dependence on senior management; quarterly and annual fluctuations in operating results; global economic conditions and concerns; the amount and frequency of our stock repurchases; cyclicality in the semiconductor or enterprise software industry or in target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; our overall cash tax costs, legislation that may impact its overall cash tax costs and its ability to maintain tax concessions in certain jurisdictions; other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

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Contact:

Broadcom Inc.

Beatrice F. Russotto

Investor Relations

408-433-8000

investor.relations@broadcom.com